EXHIBIT B


          Principal  Underwriter's Agreement between American International Life
          Assurance  Company  of  New  York  and  American   International  Fund
          Distributors, dated August 15, 1989

                        PRINCIPAL UNDERWRITER'S AGREEMENT

         IT IS HEREBY AGREED by and between AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK (the "INSURANCE COMPANY") on behalf of VARIABLE ACCOUNT B (the "Variable Account") and AMERICAN INTERNATIONAL FUND DISTRIBUTORS, INC. ("PRINCIPAL UNDERWRITER") as follows:

                                       I.

         INSURANCE COMPANY proposes to issue and sell Individual Flexible Premium Variable Life Insurance Policies and Individual Single Premium Variable Life Insurance Policies (the "Policies") to the public through PRINCIPAL UNDERWRITER. The PRINCIPAL UNDERWRITER agrees to provide sales service subject to the terms and conditions hereof. The Policies to be sold are more fully described in the registration statement and the prospectus hereinafter mentioned. Such Policies will be issued by INSURANCE COMPANY through the Variable Account.

                                       II.

         INSURANCE COMPANY grants PRINCIPAL UNDERWRITER the exclusive right, during the term of this Agreement, subject to registration requirements of the Securities Act of 1933 and the Investment Company Act of 1940 and the provisions of the Securities Exchange Act of 1934, to be the distributor of the Policies issued through the Variable Account. PRINCIPAL UNDERWRITER will sell the Policies under such terms as set by INSURANCE COMPANY and will make such sales to purchasers permitted to buy such Policies as specified in the prospectus.

                                      III.

         PRINCIPAL UNDERWRITER agrees it shall undertake at its own expense, to perform all duties and functions which are necessary and proper for the distribution of the Policies.

                                       IV.

         PRINCIPAL UNDERWRITER shall be compensated for its distribution service in an amount mutually agreed to by INSURANCE COMPANY and PRINCIPAL UNDERWRITER on an individual basis.

                                       V.

         On behalf of the Variable Account, INSURANCE COMPANY shall furnish PRINCIPAL UNDERWRITER with copies of all prospectuses, financial statements and other documents which PRINCIPAL UNDERWRITER reasonably requests for use in connection with the distribution of the Policies. INSURANCE COMPANY shall provide to PRINCIPAL UNDERWRITER such number of copies of the current effective prospectus as PRINCIPAL UNDERWRITER shall reasonably request.

                                       VI.

         PRINCIPAL UNDERWRITER is not authorized to give any information or to make any representations concerning the Policies or the Variable Account of INSURANCE COMPANY other than those contained in the current registration statement or prospectus filed with the Securities and Exchange Commission or such sales literature as may be authorized by INSURANCE COMPANY.

                                      VII.

         Both parties to this Agreement agree to keep the necessary records as indicated by applicable state and federal law and to render the necessary assistance to one another for the accurate and timely preparation of such records.
                                      VIII.

         This Agreement shall be effective upon the execution hereof and will remain in effect unless terminated as hereinafter provided. This Agreement shall automatically be terminated in the event of its assignment as defined by the Investment Company Act of 1940.

         This Agreement may at any time be terminated by either party hereto upon 60 days written notice to the other party.

     All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if serviced personally on the party to whom notice is to be given, or on the date of mailing if sent by First Class Mail, Registered or Certified, postage prepaid and properly addressed.

         IN WITNESS  WHEREOF,  the parties hereto have caused this instrument to
be  signed  on  their  behalf  by  their  respective   officers  thereunto  duly
authorized.

         EXECUTED this 15th day of August, 1989

                                            INSURANCE COMPANY

                                            AMERICAN INTERNATIONAL LIFE
                                            ASSURANCE COMPANY OF NEW YORK

                                                     /s/ A. Raymond Williams
                                            By:   ____________________________
                                                     A. Raymond Williams,
                                                     President

            /s Maureen P. Tully
ATTEST: _______________________
           Secretary

                                            PRINCIPAL UNDERWRITER

                                            AMERICAN INTERNATIONAL FUND
                                            DISTRIBUTORS, INC.

                                                     /s/Kevin Clowe
                                           By: _____________________________
                                                     Kevin Clowe
                                                     President

          /s/ Maureen P. Tully
ATTEST: _________________________
          Secretary